UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SOMERSET HILLS BANCORP

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required
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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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SOMERSET HILLS BANCORP

155 Morristown Road
Bernardsville, New Jersey 07924

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 22, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of the holders of shares of Common Stock (the “Common Stock”) of Somerset Hills Bancorp (the "Company"), the holding company for Somerset Hills Bank (the “Bank”) will be held at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey, on April 22, 2009 at 9:30 a.m. for the purpose of considering and voting upon the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1.           The election of four (4) Directors of the Company to serve for the terms described in the proxy statement and until their successors are elected and shall qualify;

2.           To consider and approve the following advisory (non-binding) proposal:

“Resolved, that the shareholders approve the executive compensation of the Company, as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) contained  in this Proxy Statement.”

3.            Such other business as shall properly come before the Annual Meeting.

Holders of shares of Common Stock of record at the close of business on March 6, 2009 will be entitled to vote at the Annual Meeting or any postponement or adjournment.

You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Annual Meeting.  A postage-paid return envelope is enclosed for your convenience.

If you are present at the Annual Meeting, you may vote in person even if you have already returned your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bette Schmitt

Bette Schmitt
Corporate Secretary

Bernardsville, New Jersey
March 20, 2009

IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

You are urged to sign and return the enclosed Proxy promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 22, 2009. Our Proxy Statement and Annual Report to Shareholders are also available on line at http://www.cfpproxy.com/5074

SOMERSET HILLS BANCORP
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 22, 2009
_________________________________________________________

This Proxy Statement is being furnished to shareholders of Somerset Hills Bancorp in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of stockholders to be held on April 22, 2009 at 9:30 a.m., at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey.

About the Annual Meeting

Why have I received these materials?

The accompanying proxy, being mailed to shareholders on or about March 20, 2009, is solicited by the Board of Directors of Somerset Hills Bancorp, Inc. (referred to throughout this Proxy Statement as the "Company" or "we"), the holding company for Somerset Hills Bank in connection with our Annual Meeting of Shareholders that will take place on Wednesday, April 22, 2009.  You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

Holders of Common Stock of the Company (the "Common Stock") as of the close of business on March 6, 2009 will be entitled to vote at the Annual Meeting.  On March 6, 2009, there were outstanding and entitled to vote 5,180,012 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

If you are a "record" shareholder of Common Stock (that is, if you hold Common Stock in your own name in the Company's stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it to the Company or deliver it in person.

"Street name" shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on such form.

Can I change my vote after I return my proxy card?

Yes.  After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date.  You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or if you are a "record" holder of the Common Stock by voting in person at the Annual Meeting.

What constitutes a quorum for purposes of the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of directors. Approval of the advisory proposal on executive compensation requires the vote of a majority of those shares voting at the Annual Meeting

Summary of the Proposals

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors.  The Board's recommendation is set forth together with the description of each item in this Proxy Statement.  In summary, the Board recommends a vote:

FOR the directors’ nominees to the Board of Directors; and
FOR approval of the advisory proposal on executive compensation.

With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company.  At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

The Company will bear the cost of soliciting proxies.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees.  We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

PROPOSAL 1 -
ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of Directors shall not be less than one or more than 25 and permit the exact number to be determined from time to time by the Board of Directors. We currently have nine members of our Board. Our Certificate of Incorporation provides for a Board of Directors divided into three (3) classes.  For 2009, there are four (4) nominees for Director standing for election.

In November 2008, our Board of Directors appointed Mr. Jefferson Kirby to our Board of Directors. In February, 2009, our Board of Directors appointed Mr. William F. Keefe to our Board of Directors. Both of Messrs. Kirby and Keefe were recommended by existing members of our Board of Directors.

The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below, each of whom is currently serving as a member of the Board.  If elected, each Messrs McClure and Lloyd will serve until the 2012 Annual Meeting of Stockholders and until his respective replacement has been duly elected and qualified.  If elected, Mr. Keefe will serve until 2012, and Mr. Kirby will serve until 2011, each until his respective replacement has been duly elected and qualified.  The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

On January 25, 2009, Mr. Gerard Riker, the Company’s long time Chief Financial Officer and a member of its Board, passed away.  Mr. Riker was one of the original employees of Somerset Hills Bank and served as the Executive Vice President and Chief Financial Officer and as a Director since the Bank's inception in 1998. Mr. Riker touched all who knew him, he will be greatly missed.

The following table sets forth the names, ages, principal occupations, and business experience for all nominees, as well as their prior service on the Board.  Each nominee is currently a member of the Board of Directors of the Company.  Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

NOMINEES FOR ELECTION

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1) – Expires
William F. Keefe, Director	50	Senior Portfolio Manager, TSP Capital Management Group; Executive Vice President and Chief Financial Officer, First Morris Bank and Trust	2009 - 2012
Jefferson R. Kirby, Director	46	Managing Member of Broadfield Capital Management, LLC	2008 - 2011
Desmond V. Lloyd, Director	67	Owner, The Grand Café Restaurant	1998 – 2012
Stewart E. McClure, Jr., Director, Vice Chairman, President, Chief Executive Officer and Chief Operating Officer	58	President, Chief Executive Officer and Chief Operating Officer of the Company, President, Chief Executive Officer and Chief Operating Officer of the Bank	2001 – 2012

 DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2009 ANNUAL MEETING

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1) - Expires
Cornelius E. Golding, Director	61	Retired (formerly Chief Financial Officer, Atlantic Mutual Insurance Company)	2004-2010
Gerald B. O’Connor, Director	66	Senior Partner, O’Connor, Parsons & Lane, LLC (law firm)	1998-2010
M. Gerald Sedam II, Director	66	Partner, Beck, Mack & Oliver (investment management)	1998-2010
Edward B. Deutsch, Chairman of the Board	62	Senior Partner, McElroy, Deutsch, Mulvaney & Carpenter, LLP (law firm)	1998-2011
Thomas J. Marino, Director	61	Managing Partner, J.H. Cohn, LLP (accountants)	2003-2011

No Director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Bank Act of 1940 other than Mr. Golding.  Mr. Golding is a Director of National Atlantic Holdings Corp., a Nasdaq listed company and Neurologix, Inc., a company whose common stock is traded on the OTC Bulletin Board.

The Company encourages all Directors to attend the Company’s annual meeting.  All of the Company’s Directors attended the 2008 annual meeting with the exception of M. Gerald Sedam, II.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Security Ownership of Management
The following table sets forth information as of February 25, 2009 regarding the number of shares of Common Stock beneficially owned by all Directors, executive officers described in the compensation table, and by all Directors and executive officers as a group.

Name	Common Stock Beneficially Owned (A)		Percentage of Class
Edward B. Deutsch	124,475	(1)	2.40%
Cornelius E. Golding	7,974	(2)	.15%
William F. Keefe	1,103	(3)	.02%
Jefferson R. Kirby	99,000	(4)	1.91%
Desmond V. Lloyd	2,815		.05%
Thomas J. Marino	5,169	(5)	.10%
Stewart E. McClure, Jr.	182,756	(6)	3.53%
Gerald B. O’Connor	18,998		.37%
M. Gerald Sedam, II	126,302		2.44%
Total	568,592		10.97%

(A)
Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty (60) days.  Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a general partner.

None of the shares disclosed in the table above are pledged as security for extensions of credit.

1  Includes 19,161 shares purchasable pursuant to immediately exercisable stock options, 13,427 shares held by  Mr. Deutsch’s spouse and 34,495 shares held in a Grantor Retained Annuity Trust (GRAT).
2  Includes 3,647 shares purchasable pursuant to immediately exercisable stock options, 1,408 shares held by Mr. Golding’s spouse, and 1,824 shares in an IRA for Mr. Golding’s benefit.
3  Includes 1,103 shares held jointly with Mr. Keefe’s spouse.
4  Includes 99,000 shares held by a limited partnership of which Mr. Kirby is a General Partner and Manager.
5  Includes 3,829 shares purchasable pursuant to immediately exercisable stock options.
6  Includes 163,546 shares purchasable pursuant to immediately exercisable stock options, 1,072 shares held by Mr. McClure’s spouse, and 11,804 shares held in a self-directed retirement plan.

Board of Directors and Committees

Meetings of the Board of Directors are held five (5) times annually and as needed.  The Board of Directors held 5 meetings in the year ended December 31, 2008. The Company’s policy is that all Directors make every effort to attend each meeting.  For the year ended December 31, 2008, each of the Company’s Directors attended at least 75% of the aggregate of the total number of meetings of the respective Board of Directors and the total number of meetings of committees on which the respective Directors served, except for Thomas J. Marino.

A majority of the Board consists of individuals who are “independent” under the listing standards of the Nasdaq Stock Market (Stewart E. McClure, Jr., and Edward B. Deutsch are officers and employees of the Bank and the Company and therefore not independent).  In making this determination with regard to Board member Desmond Lloyd, the Board considered the fact that the Company and the Bank have used Mr. Lloyd’s restaurant to host events and for catering at offsite events. The Board determined that this did not interfere with Mr. Lloyd’s exercise of independent judgment in carrying out the responsibilities of a Director.  Shareholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to: Mr. Thomas Marino, CPA, J.H. Cohn, LLP, 4 Becker Farm Road, Roseland, NJ  07068.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics governing the Company’s CEO and senior financial officers, as required by the Sarbanes-Oxley Act and SEC regulations, as well as the Board of Directors and other senior members of management.  Our Code of Business Conduct governs such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. Our Code of Business Ethics is available on our website at www.somersethillsbank.com.

Committees

The Board of Directors has an Executive Committee, a Nominating and Human Resources Committee, and an Audit Committee.

Executive Committee.  The Executive Committee possesses all the power of the Board except the power (i) to amend the bylaws; (ii) to elect or appoint any officers or Directors; (iii) to submit to shareholders any action that requires shareholders’ approval; or (iv) to amend or repeal any resolution adopted by the Board of Directors that by its terms is amendable or repealable only by the Board.  Messrs. Deutsch (Chairman), McClure (Vice Chairman), Marino and Sedam serve as members of the Executive Committee.

Audit Committee.   The Company maintains an Audit Committee.  The Audit Committee is responsible for the selection of the independent accounting firm for the annual audit and to establish, and oversee the adherence to, a system of internal controls.  The Audit Committee reviews and accepts the reports of the Company’s independent auditors and regulatory examiners.  The Audit Committee arranges for the Bank's directors' examinations through its independent certified public accountants, evaluates and implements the recommendations of the directors' examinations and interim audits performed by the Bank's internal auditor, receives all reports of examination of the Company and the Bank by bank regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports.  The Audit Committee met four (4) times during 2008.  The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.somersethillsbank.com.  In 2008 the Audit Committee consisted of Messrs. Marino (Chairman), Sedam and Golding all of whom are “independent” under the Nasdaq listing standards and meet the independence standards of the Sarbanes-Oxley Act.  In addition, Mr. Marino has been determined by the Board to be the Audit Committee financial expert; as such term is defined by SEC Rules. Mr. Keefe, who also is “independent” under the Nasdaq listing standards and meets the independence standards of the Sarbanes-Oxley Act, joined the Audit Committee upon his appointment to the Board.

Audit Committee Report

The Audit Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting.  The Audit Committee meets with the Company’s independent auditors and the Company’s internal auditor, both of whom have unrestricted access to the Audit Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and Crowe Horwath LLP, our independent auditors.  We have discussed with Crowe Horwath LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, (“Communication with Audit Committees”). We also have received the written disclosures and letters from Crowe Horwath LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and have discussed with representatives of Crowe Horwath LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on form 10-K for the fiscal year 2008 for filing with the U.S. Securities and Exchange Commission.

Thomas J. Marino, Chairman
Cornelius E. Golding
M. Gerald Sedam, II
William F. Keefe

Nominating and Human Resources Committee.  The Nominating and Human Resources Committee is comprised of Messrs., O’Connor (Chairman), Golding, and Lloyd.  Each member of the Nominating and Human Resources Committee is independent as such term is defined in the Nasdaq listing standards.  The purpose of the Committee is to assess Board composition, size, additional skills and talents needed, and then identify and evaluate candidates and make recommendations to the Board regarding those assessments and/or candidates.  The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election.  In addition, the Nominating and Human Resources Committee reviews senior management’s performance and determines compensation, and reviews and sets guidelines for compensation of the company’s executive officers. The Nominating and Human Resources Committee does not delegate its authority regarding compensation. Mr. McClure, as Chief Executive Officer, provides input to the committee regarding the amount or form of executive compensation for all named executive officers. Currently, no consultants are engaged or used by the Nominating and Human Resources Committee for purposes of determining or recommending compensation.  The Nominating and Human Resources Committee will consider qualified nominations for directors recommended by shareholders.  All shareholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company.  Recommendations should be sent to Mr. Gerald B. O’Connor, Esq., O’Connor, Parsons  & Lane, LLC, 383 Main Street, Chatham, NJ  07928.  Any nomination for director must have been received by December 1, 2008.  Nominees should have a minimum of an undergraduate degree, have experience in a senior executive position in a corporate or equivalent organization, have experience in at least one facet of the Company’s business or its major functions, be active in the communities in which the Company conducts business and be able to positively represent the Company to its customers and potential customers.  The Nominating and Human Resources Committee has a written charter, and that charter is available on our website at www.somersethillsbank.com.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the CEO, and up to two other most highly compensated executive officers of the Company earning in excess of $100,000 (the “named executive officers”) as of the fiscal years ended December 31, 2008 and December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Stewart E. McClure, Jr., President, Chief Executive Officer and Chief Operating Officer	2008 2007	261,206 $263,307	25,000 $50,000	0 $2,789	0 $1,669	10,010 $12,529	$296,216 $330,294
Gerard Riker, Executive Vice President and Chief Financial Officer of the Bank and the Company(2)	2008 2007	$186,432 $180,548	$12,500 $25,000	$0 $1,395	$0 $715	$47,093(3) $13,522	$246,025 $221,180
James Nigro Senior Vice President Senior Lending Officer (4)	2008 2007	$144,410 $146,974	$10,000 $20,000	$0 $465	$0 $238	$0 $281	$154,410 $167,958

(1)	The amounts set forth represent our expense associated with stock option and stock grants pursuant to SFAS 123(R). No stock options were granted to any named executive officers during 2008.
(2)	Mr. Riker served as the Company’s Chief Financial Officer for all of 2008. He did not receive a salary increase in 2008. Mr. Riker passed away on January 25, 2009.
(3)	Total includes a gain from the exercise of options and subsequent sale of stock.
(4)	Mr. Nigro did not receive a salary increase in 2008.

Stewart E. McClure, Jr. serves as the President, Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Company and President, Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Bank pursuant to the terms of an employment agreement originally signed in March 2001 and subsequently amended. The agreement has one-year terms which automatically renew unless either party gives six-months notice of its intent not to renew.  Pursuant to the employment agreement, Mr. McClure is entitled to be paid an annual base salary as determined by the Board, although it can not be less than his prior year’s salary adjusted by the Consumer Price Index. Mr. McClure waived the salary increase adjustment based on the Consumer Price Index in 2008 and will not receive a salary adjustment in 2009. Mr. McClure’s employment agreement also provides for certain payments upon a change in control of the company. See “Potential Payments upon Termination or Change-in-Control”.  The terms of Mr. McClure’s employment agreement have been revised due to the adoption of the American Recovery and Reinvestment Act (the “ARRA”).  See “Recent Legislation and Its Impact on Executive Compensation.”

The Bank is also party to a Supplemental Executive Retirement Plan with Mr. McClure. Under the Plan, Mr. McClure will receive an annual retirement benefit of $48,000 per year for fifteen (15) years, commencing upon the date he turns 65. In the event of Mr. McClure’s death prior to his retirement, or in the event of his death after his retirement date, Mr. McClure’s beneficiary will receive the payments due under the plan.   The Board amended the plan in January 2009 so that Mr. McClure’s benefits are currently vested.  In 2008 the Bank accrued $49,392 in connection with Mr. McClure’s plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Stewart E. McClure, Jr.	140,709 6,701 6,382 6,078 3,675	0	$ 6.35 6.57 10.13 9.74 12.14	03/19/2011 05/20/2013 04/01/2014 04/01/2015 05/23/2017	1,106	$13,427
Gerard Riker	7,036 7,036 7,036 3,351 3,191 3,039 1,575	0	$ 9.15 6.05 6.31 5.62 10.13 9.74 12.14	05/15/2009 05/15/2010 05/15/2011 02/25/2013 04/01/2014 04/01/2015 05/23/2017	591	$7,175
James Nigro	7,036 1,408 1,676 2,553 2,431 525 788	0	$ 6.37 6.27 5.62 10.13 9.74 12.14 11.93	07/09/2011 04/09/2012 02/25/1023 04/01/2014 04/01/2015 05/23/2017 07/19/2017	197	$2,392

Potential Payments upon Termination or Change-in-Control

Mr. McClure’s employment agreement contains several provisions which provide for payments upon the termination of his employment or a change in control of the company.  The employment agreement provides that if Mr. McClure terminates his employment upon certain circumstances that are defined as good reason, or if his employment is terminated without “just cause” as defined in his contract, he will be entitled to receive a lump sum payment equal to twice his then current base salary and twice the bonus he received in the prior year. He is also entitled to receive continued  medical and insurance coverage for a period equal to the lesser of (i) two years or (ii) until he receives medical and insurance coverage from a new employer. He is also entitled to continue to receive from the company or its successor use of an automobile and payment of his club membership. “Good reason” is defined under Mr. McClure’s agreement as including:

•	Any breach of the agreement by the company which has not been cured within ten days;
•
After a change in control, the assignment of Mr. McClure to duties inconsistent with his position before the change in control or failure to elect Mr. McClure to any position he held prior to the change in control;

•	After a change in control, any reduction in Mr. McClure’s compensation or the relocation of his place of employment by more than 25 miles from its location prior to the change in control; or

•	After a change in control, the company’s decision not to renew Mr. McClure’s employment agreement.

The Company providing notice to Mr. McClure that it will not extend his contract will be deemed a termination without just cause under the agreement.

If Mr. McClure were terminated at December 31, 2008, without just cause, or if he were entitled to resign for good reason, he would be entitled to the following benefits:

Salary and bonus	$560,000
Medical and insurance coverage (1)	$32,774
Automobile usage	$10,010
Club membership	$18,169

(1) Assumes two years of coverage

If Mr. McClure is terminated with “just cause”, he will not be entitled to any further compensation.

If Mr. McClure’s employment is terminated other than for cause after a change in control, he will be entitled to receive a severance payment of three times his then current base salary and bonus, unless he is offered employment, and continues such employment after the change in control for at least two years, in which case he will be entitled to two and one-half times his then current base salary and bonus. If his employment is terminated prior to the end of the two-year period, he will be entitled to the difference between the amount he was paid and the amount he would have received had his employment been terminated upon the change in control.   Mr. McClure will also be entitled to the insurance, automobile and club payments described above. In the event a change in control occurred on December 31, 2008, and Mr. McClure was not retained or did not accept continued employment, he would be entitled to the following benefits, assuming no other steps were taken to lessen the tax impact of the transaction:

Salary and Bonus	$765,000
Medical and insurance coverage(1)	$32,774
Automobile usage	$10,010
Club membership	$18,169

(1)	Assumes two years of coverage

Mr. McClure’s employment agreement also provides that in no event may any severance payment payable under the agreement for any reason, whether in the event of a change in control, termination without just cause or resignation for good reason, equal more than 3 times his “base amount”, calculated in accordance with Section 280G of the Internal Revenue Code and regulations thereunder. If any such payment would exceed the permissible amount, it will be reduced to $1.00 less than the amount which equals three times Mr. McClure’s “base amount”.

Mr. McClure’s employment agreement defines a change in control as including:

•	Any event requiring the filing of a Current report on Form 8-K to announce a change in control;
•	Any person acquiring 25% or more of the company’s voting power;
•	If, over any two (2) year period, persons who serve on the Board at the beginning of the period fail to make up a majority of the Board at the end of the period;
•	If the company fails to satisfy the listing criteria for any exchange or which its shares are traded due to the number of shareholders or the number of round lot holders; or
•	If the Board of the company approves any transaction after which the shareholders of the company fail to control 51% of the voting power of the resulting entity.

Mr. McClure’s employment agreement contains several restrictive covenants. For a period of one year after the termination of Mr. McClure’s employment, he is not permitted to solicit any customer of the Company or the Bank to become a customer of any other party or entity. In addition, he is not permitted to solicit any employee of the Company or the Bank to become employed by any other party.

The terms of Mr. McClure’s employment agreement, and in particular those terms dealing with post employment payments, have been substantially effected by the adoption of the ARRA. See “Recent Legislation and Its Impact on Executive Compensation.”

Recent Legislation and Its Impact on Executive Compensation

On February 17, 2009, the ARRA became law. Under the ARRA, all institutions that have received government investment under the U.S. Treasury’s  Troubled Asset Relief Program, which includes the Capital Purchase Program (the “CPP”), are required to comply with new executive compensation restrictions. Among other things, these restrictions prohibit the payment of severance to an institution’s senior executive officers upon their departure from the institution for any reason.  In addition, the institution’s highest paid employee may not receive a cash bonus, but may receive a bonus in the form of restricted stock provided that (i) the restricted stock does not vest until the Treasury’s investment is redeemed, and (ii) the value of the restricted stock does not exceed one-third of the officer’s annual compensation. These restrictions remain in place for so long as the government’s investment in the institution is outstanding.

On January 16, 2009, the Company completed a financing transaction with the United States Treasury under the TARP. The Company is therefore subject to these restrictions, and would be unable to make any of the post-employment payments to Mr. McClure required under his employment agreement. Mr. McClure and the Company have entered into a waiver agreement under which Mr. McClure has waived his right to these post-employment payments for so long as the Company is legally prohibited from making these payments.

  DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Edward B. Deutsch (1)	$ 0	$0	$0	$ 0
Cornelius E. Golding (2)	$3,200	$0	$0	$3,200
Jefferson W. Kirby	$ 800	$0	$0	$ 800
Desmond V. Lloyd	$3,200	$0	$0	$3,200
Thomas J. Marino (3)	$4,800	$0	$0	$4,800
Gerald B. O’Connor	$3,200	$0	$0	$3,200
M. Gerald Sedam	$4,000	$0	$0	$4,000

(1)
Mr. Deutsch serves as an executive officer of the company, and is compensated as an employee of the company. He does not receive any additional compensation for serving on the Board of Directors.  At December 31, 2008, Mr. Deutsch held options to purchase 19,161 shares of common stock.

(2)	At December 31, 2008, Mr. Golding held options to purchase 3,647 shares of common stock.

(3)	At December 31, 2008, Mr. Marino held options to purchase 3,829 shares of common stock.

The Company pays each non-employee director an annual cash retainer of $3,200, with an additional cash payment of $800 for each committee chair. We do not currently pay per meeting fees, although the Board will continue to review the appropriate level and form of Board compensation.

Interest of Management and Others in Certain Transactions; Review, Approval or Ratification of Transactions with Related Persons

The Company, including its subsidiary and affiliates, has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.  Those transactions do not involve more than the normal risk of collectability or present other unfavorable features.

The transactions with management at December 31, 2008 are as follows: (a) Or-Nu, Inc., a corporation in which Edward B. Deutsch is a shareholder, had a mortgage note with the Bank with an outstanding balance of $1,041,747, which loan was subsequently paid in full in January 2009; (b) Edward B. Deutsch and his spouse have a residential mortgage loan with the Bank with an outstanding balance of $486,319; (c) Edward B. Deutsch is a co-borrower on a mortgage loan extended by the Bank with an outstanding balance of $793,348; (d) Edward B. Deutsch is the borrower on a $500,000 home equity line of credit extended by the Bank with an outstanding balance of $367,231; (e) Lloyd Restaurant Associates, LLC, a restaurant owned by Desmond V. Lloyd and his spouse, has a $250,000 line of credit with the Bank, personally guaranteed by Mr. and Mrs. Lloyd, with an outstanding balance of $215,653; (f) Lloyd Restaurant Associates, LLC and Desmond V. Lloyd are co-borrowers on an automobile loan extended by the Bank with an outstanding balance of $21,283; (g) Desmond V. Lloyd is a co-signer on an automobile loan extended by the Bank with an outstanding balance of $7,371; and (h) the Bank extended to Cornelius E. Golding and his spouse a mortgage loan in the original principal amount of $1,500,000 which was paid down to an outstanding balance of $710,000.

Other then the ordinary course lending transactions or the extension of credit to insiders set forth above made pursuant to Regulation O, which must be approved by the Bank’s Board under bank regulatory requirements, all related party transactions are reviewed and approved by our Audit Committee. This authority is provided to our Audit Committee under its written charter. In reviewing these transactions, our Audit Committee seeks to ensure that the transaction is no less favorable to the Company than a transaction with an unaffiliated third party. During 2008, there were no transactions with related parties which would not have been required to be approved by our Audit Committee, and there were no related party transactions not approved by our Audit Committee.

PROPOSAL 2 -
ADVISORY VOTE ON EXECUTIVE PAY

Under the ARRA, companies that participate in any assistance programs administered by the United States Department of the Treasury including the CPP are required to provide shareholders the opportunity to vote on a non-binding advisory proposal to approve the compensation of executives.  The Company closed an investment with the U.S. Treasury under the CPP on January 16, 2009. Accordingly, the Company’s shareholders are entitled to cast a non-binding advisory vote on the Company’s executive compensation.

The Company has determined to implement this requirement by providing shareholders a simple vote that indicates their position (by a yes or no vote) with respect to the level of the Company's executive compensation.

Our Board of Directors, primarily through our Nominating and Human Resources Committee, annually reviews and approves corporate and/or individual goals and objectives relevant to the compensation of our executive officers, evaluates performance in light of those goals and objectives, and makes recommendations to the Board for compensation levels based on this evaluation. In determining any long-term incentive component of compensation, the Committee will consider all such factors as it deems relevant, such as the Company’s performance and relative shareholder return, the value of similar incentive awards at comparable companies and the awards granted in previous years.  We also believe that both the Company and shareholders benefit from these compensation policies.

The Board recommends that shareholders approve, in an advisory vote, the following resolution:

“Resolved, that the shareholders approve the executive compensation of the Company, as described in this proxy statement, including the tabular disclosure regarding the Company’s executive officers in this Proxy Statement. ”

Because your vote is advisory, it will not be binding upon the Board. However, the Nominating and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY PROPOSAL SET FORTH ABOVE.

INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended December 31, 2008 were Crowe Horwath LLP.  Crowe Horwath LLP has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the company for the fiscal years ended December 31, 2008 and 2007 by the Company’s principal accounting firm are shown in the following table.

	Fiscal Year Ended December 31
	2008	2007
Audit Fees	$133,000	$126,000
Audit-Related Fees	$0	$0

Total Audit and Audit-Related Fees	$133,000	$126,000
All Other Fees	$30,650	$31,460

Total Fees	$163,650	$157,460

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that all persons associated with the Company and subject to Section 16(a) have made all required filings for the fiscal year ended December 31, 2008.

SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company's 2010 proxy material must be received by the secretary of the Company no later than December 1, 2009.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

By Order of the Board of Directors

/s/ Stewart E. McClure, Jr.

Stewart E. McClure, Jr.
President, Chief Executive Officer
and Chief Operating Officer

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SOMERSET HILLS BANCORP

		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 30, 2008	1. Election of the following four (4) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement:	☐	☐	☐
The undersigned hereby appoints Edward B. Deutsch and Stewart E. McClure, Jr., and each of them, with full power of substitution, to vote all of the shares of Somerset Hills Bancorp (the "Company") standing in the undersigned's name at the Annual Meeting of Shareholders of the Company, to be held at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey on April 22, 2009 at 9:30 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends approval of the following proposals.

        Stewart E. McClure, Desmond V. Lloyd
William F. Keefe, and Jefferson R. Kirby

INSTRUCTION: To withhold authority to vote for any individual -nominee, mark “For All Except” and write the nominee’s name on the line provided below.

  2.       To approve the following advisory (non-binding) proposal:

            “Resolved, that the shareholders approve the executive compensation of the Company, as described in this proxy statement, including the tabular disclosure regarding the Company’s executive officers in this Proxy Statement.”
		☐	☐

3. In their discretion, such other business as may properly come before the meeting.

This proxy will be voted as specified above. If no choice is specified, the proxy will be voted "FOR" (1) Management's nominees to the Board of Directors and (2) in favor or the advisory proposal on executive compensation.

	PLEASE CHECK BOX IF YOU PLAN TO ATTEND ª THE MEETING.			☐

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

Please be sure to sign and date this Proxy in the box below	Date
Shareholder sign above	Co-holder (if any) sign above)

Ç Detach above card, sign, date and mail in the return envelope provided.  Ç
SOMERSET HILLS BANCORP

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.